UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 16, 2005




                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



      Nevada                          000-50485                  74-2914331
(State or other jurisdiction        (Commission                (IRS Employer
 of incorporation)                  File Number)            Identification No.)


                 5601 West Waco Drive, Waco, TX                          76710
          (Address of principal executive offices)                  (Zip Code)


                                           (254) 772-2120
                          (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.

On June 16, 2005, Central Freight Lines, Inc. (the "Company") accelerated the vesting of substantially all stock options outstanding under the Company's Incentive Stock Plan that have exercise prices per share higher than the closing price of the Company's stock on June 16, 2005, which was $2.49. Options to purchase approximately 594,000 shares of the Company's common stock became exercisable immediately.

The primary purpose of the accelerated vesting was to eliminate future compensation expense (approximately $1,700,000 beginning in 2006 and ending in
2013) the Company would otherwise recognize in its statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised
2004),   Share-Based   Payment  ("SFAS  123R").  SFAS  123R  will  require  that
compensation expense associated with stock options be recognized in the statement of operations, rather than as a footnote disclosure in the Company's consolidated financial statements. The acceleration of the vesting of these options did not result in a charge based on generally accepted accounting principles.






                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CENTRAL FREIGHT LINES, INC.


Date:   June 22, 2005                By:        /s/ Jeff Hale
                                                     Jeff Hale
                                                     Senior Vice President and
                                                     Chief Financial Officer